UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 7, 2014
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DEVRY EDUCATION GROUP INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                 On July 7, 2014, Mr. Darren Huston notified the board of directors (the “Board”) of DeVry Education Group Inc. (“DeVry Group”) of his decision to resign, effective immediately, as a director of DeVry Group, as a member of the Audit and Finance Committee of the Board and as a member of the Academic Committee of the Board.  Mr. Huston was recently appointed the president and chief executive officer of The Priceline Group and informed the Board that the increased demands of his new role are expected to consume the time otherwise available for serving on the DeVry Group board.  There are no known disagreements between Mr. Huston and DeVry Group on any matters relating to DeVry Group’s operations, policies or practices.

At present, the Board does not intend to fill the vacancy on the Board as a result of Mr. Huston’s resignation.  The Board intends to reduce the size of the Board from 10 members to 9 members pursuant to the provisions of the Amended and Restated By-Laws of DeVry Group.

Item 7.01	Regulation FD Disclosure.

On July 7, 2014, DeVry issued a press release announcing the resignation Mr. Huston.  The full text of this press release is included in Exhibit 99.1 in this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

99.1  Press Release dated July 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date:	July 7, 2014	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 7, 2014